Truststreet Properties, Inc.
Michael T. Shepardson - Officer
Shares as of February 25, 2005

                                                                                                                Form 3
                                                                                            ------------------------------------------------------

                                                                                                                2/26/05
                                                                                                             7.5% Series C          7.5% Series C
                                                                                                               Redeemable         Convertible
                                            Initial shares                        Balance   Common stock   Convertible Preferred     Preferred
                                              Purchased         A/(D)              as of     conversion          Conversion       Conversion to CS
                                                 Date         pre-merger          2/25/04      0.7742               0.16              1.28205
                                            ---------------------------------------------   ------------------------------------------------------

Michael Shepardson                                    0.00       23,364.00      26,600.00      18,088              3,738                4,793
                                                                                     0.00
                                            --------------    ------------     ----------
    Subtotal owned by MS Directly                     0.00       26,364.00      26,600.00
                                            --------------    ------------     ----------

Michael Shepardson                                    0.00                           0.00

                                                                                     0.00
                                            --------------    ------------     ----------
    Subtotal owned by MS Indirectly                   0.00            0.00           0.00
                                            --------------    ------------     ----------

Total Shares owned by MS                              0.00       23,364.00      23,364.00
                                            ==============    ============     ==========

                A see email support - prior Form 3/4 not required until MS becomes officer or Trustreet Properties, Inc.